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                                                                     Exhibit  23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98314, 33-98316, 33-98318, 33-98320 and 33-
99464, 33-99466, 33-99470, 333-04008, 333-82811, 333-88029, 333-92021, 333-
91891), on Form S-4 (Nos. 333-51491, 333-68385, 333-79351, 333-84721, 333-88325
and 333-96459) and on Form S-3 (Nos. 333-48663, 333-75579 and 333-92157) of PSI
Net Inc. of our report dated March 20, 2000 relating to the financial consolidated statements and the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Washington, D.C.
March 20, 2000